EXHIBIT 99.3

Pro forma information

Due to the significance of the acquisition of HPI and the effect on the Company’s financial position and results of operations, the following unaudited pro forma condensed consolidated balance sheet is presented as if the transaction was consummated at the end of the periods presented, and the unaudited pro forma condensed statements of operations reflect the acquisition of HPI as if the transaction had been consummated at the beginning of the periods presented.  The accompanying unaudited pro forma condensed financial statements should be read in conjunction with the notes to the unaudited condensed financial statements.  The unaudited pro forma condensed financial statements may not be indicative of the results that actually would have occurred if the transaction had been effective on the dates indicated nor are they the results that may be obtained in the future.

Unaudited Pro Forma Condensed Statement of Operations

	AlumiFuel Power Corp. (f/k/a Inhibiton Therapeutics, Inc.) April 30, 2009	HPI Partners, LLC and Subsidiary March 31, 2009	Pro forma Entries			Consolidation (Unaudited)
Fee revenue	$-	$-	$-			$-

Operating costs and expenses:
Research and development	-	13,813	-			13,813
Stock compensation expense	-		1,587,328		C	1,587,328
Selling, general and administrative expenses:	-	-	-
Related party	33,600	-	-			33,600
Other	138,534	268,773	-			407,307

Total operating costs and expenses	172,134	282,586	1,587,328			2,042,048

Other income (expense):
Unrealized gain on investments	-	35,000	-			35,000
Interest (expense) income, amortization
of convertible note discount	(7,324)	-	-			(7,324)
Interest expense	(12,092)	(4,382)	-			(16,474)
Fair value adjustment of derivative liabilities	(14,484)	-	-			(14,484)

Total other income (expense)	(33,900)	30,618	-			(3,282)

Loss before income taxes	(206,034)	(251,968)	(1,587,328)			(2,045,330)

Income tax provision	-	-	-			-

Net loss	$(206,034)	$(251,968)	$(1,587,328)			$(2,045,330)

Basic and diluted loss per common share	$(0.01)	$(0.11)	$-			$(0.01)

Weighted average common shares outstanding	22,759,326	2,237,500	168,885,797	D	D	193,882,623

See notes to unaudited pro forma consolidated condensed financial statements.

Unaudited Pro Forma Condensed Statement of Operations

	AlumiFuel Power Corp. (f/k/a Inhibiton Therapeutics, Inc.) January 31, 2009	HPI Partners, LLC and Subsidiary December 31, 2009	Pro forma entries		Consolidation
Fee revenue	$-	$20,000	$-		$20,000

Operating costs and expenses:
Research and development		14,879			14,879
Stock compensation expense			1,587,328	C	1,587,328
Selling, general and administrative expenses:
Related party	132,000				132,000
Other	328,561	937,233			1,265,794

Total operating costs and expenses	460,561	952,112	1,587,328		3,000,001

Other income (expense):
Asset acquisition costs		(380,329)			(380,329)
Unrealized loss on investments		(175,000)			(175,000)
Write-down of debt securities		(605,563)			(605,563)
Interest (expense) income, amortization
of convertible note discount	(31,798)				(31,798)
Interest expense	(330,274)	(26,768)			(357,042)
Fair value adjustment of derivative liabilities	13,417				13,417

Total other income (expense)	(348,655)	(1,187,660)	-		(1,536,315)

Loss before income taxes	(809,216)	(2,119,772)	(1,587,328)		(4,516,316)

Income tax provision	-	-	-		-

Net loss	$(809,216)	$(2,119,772)	$(1,587,328)		$(4,516,316)

Basic and diluted loss per common share	$(0.04)	$(1.30)	$-		$(0.02)

Weighted average common shares outstanding	18,979,976	1,636,800	169,486,497	D	190,103,273

See notes to unaudited pro forma consolidated condensed financial statements.

Unaudited Pro Forma Condensed Balance Sheet

	AlumiFuel Power Corp. (f/k/a Inhibiton Therapeutics, Inc.) April 30, 2009	HPI Partners, LLC and Subsidiary March 31, 2009	Pro form entries		Consolidation (Unaudited)
Assets
Cash	$35	$9,135	$-		$9,170
Accounts receivable	-	-			-
Notes and interest receivable	-	152,350	-		152,350
Prepaid expenses and deposits	-	9,521	-		9,521
Total current assets	35	171,006	-		171,041

Property, plant and equipment	-	1,917	-		1,917
Intangibles and other assets	-	7,698	-		7,698
Investment securities	-	70,000	-		70,000
	$35	$250,621	$-		$250,656

Liabilities and Shareholders' Deficit

Current liabiliities
Accounts and notes payable:
salaries payable		52,576	-		52,576
Accounts payable, related parties	$94,250	75,821	-		170,071
Accounts payable, other	301,293	266,896	-		568,189
Derivative liability,convertible notes payable	41,067	-	-		41,067
Notes payable, related party	215,351	52	-		215,403
Notes payable, other	35,200	654	-		35,854
Convertible notes payable, net of discount	254,122	-	-		254,122
					-
Accrued interest payable:					-
Interest payable, convertible notes	13,499	-	-		13,499
Interest payable, related party notes	38,989	-	-		38,989
Interest payable, notes payable other	10,448	987	-		11,435

	1,004,220	396,986	-		1,401,206

Commitments and contingencies

Shareholders' deficit:
Preferred stock	-	-	418	B	418
Common stock	22,826	2,237,500	(2,066,377)	A,B	193,949
Additional paid-in capital	2,716,204	-	1,269,422	A,B,C	3,985,626
Retained deficit	(3,743,215)	(2,383,865)	796,537	A,C	(5,330,543)

	(1,004,185)	(146,365)	-		(1,150,550)

	$35	$250,621	$-		$250,656

See notes to unaudited pro forma consolidated financial statements.

Notes to unaudited pro forma consolidated condensed financial statements.

Pro Forma Adjustments:

A.	To close out the equity of HPI Partners following the transaction.
B.
To adjust the stockholders’ deficit to reflect the recapitalization of the Company with 193,949,290 shares outstanding at $.001 par value  of common stock and 418,500 shares outstanding at $.001 par value of Series A preferred stock outstanding following the transaction.

C.	To record stock compensation expense for warrants issued in the transaction.
D.	To adjust the weighted average common shares outstanding to reflect the issuance of 171,123,297 shares of common stock as if they were issued at the beginning of the period.